Exhibit 23.5

CONSENT OF NEXANT, INC.

We hereby consent to the inclusion in the Amendment No. 2 to Registration Statement on Form S-1 of Mascoma Corporation (the “Company”), and any subsequent amendments (the “Registration Statement”), of references to information contained in reports prepared for and supplied to the Company, and any updates to such documents. In granting such consent, we represent that, to our knowledge, the statements made in such reports are accurate and fairly present the matters referenced to therein. We further consent to the inclusion of this consent as an exhibit to such Registration Statement and to all references to us contained in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are an expert with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or Regulations.

NEXANT, INC.

By:	/s/ Bruce F. Burke
Name:	Bruce F. Burke
Its:	Senior Vice President

January 13, 2012